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                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY

                          QUARTERLY REPORT ON FORM 10-Q



                                     COMPUTATION OF PER SHARE EARNINGS


                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                        ----------------------    ----------------------
                                                         JUNE 28,     JUNE 29,     JUNE 28,     JUNE 29,
                                                           1997         1996        1997          1996
                                                        ---------    ---------    ---------    ---------
PRIMARY:
Weighted-average shares of common stock outstanding
  during the period .................................   4,548,453    4,296,652    4,529,189    4,291,962

Assumed exercise of options .........................     602,559      439,902      527,347      327,850
                                                        ---------    ---------    ---------    ---------

Weighted-average common and common equivalent shares
  outstanding .......................................   5,151,012    4,736,554    5,056,536    4,619,812
                                                        =========    =========    =========    =========



                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                        ----------------------    ----------------------
                                                         JUNE 28,     JUNE 29,     JUNE 28,     JUNE 29,
                                                           1997         1996        1997          1996
                                                        ---------    ---------    ---------    ---------
FULLY DILUTED:
Weighted-average shares of common stock outstanding
  during the period .................................   4,548,453    4,296,652    4,529,189    4,291,962

Assumed exercise of options .........................     689,528      498,607      680,337      382,080
                                                        ---------    ---------    ---------    ---------

Weighted-average common and common equivalent shares
  outstanding .......................................   5,237,981    4,795,259    5,209,526    4,674,042
                                                        =========    =========    =========    =========


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